Exhibit 99.1

QLT PROPOSES US$200 MILLION SPECIAL CASH DISTRIBUTION

TO SHAREHOLDERS

•	CASH DISTRIBUTION FREE OF CANADIAN WITHHOLDING TAXES

•	FOLLOWS THE US$27 MILLION ALREADY RETURNED TO SHAREHOLDERS VIA QLT’s NCIB SHARE REPURCHASE PROGRAM

•	QLT BOARD WILL CONTINUE TO EVALUATE A POTENTIAL FURTHER RETURN OF CAPITAL TO SHAREHOLDERS VIA VARIOUS METHODS

For Immediate Release                                                                                                                                                    April 15, 2013

VANCOUVER, British Columbia (GLOBE NEWSWIRE) — QLT Inc. (Nasdaq:QLTI) (TSX:QLT) (“QLT” or the “Company”) announced today that its board of directors (the “Board”) has approved a special cash distribution to QLT’s shareholders in the amount of US$200 million, by way of a reduction of the paid-up capital of the Company’s shares, resulting in the return of approximately US$3.95 per share (the “Cash Distribution”) based upon the current number of issued and outstanding shares of the Company. The Company will be able to make the Cash Distribution to shareholders without Canadian withholding taxes of up to 25% being payable, pursuant to an Advance Tax Ruling received from Canadian tax authorities.

The Cash Distribution is subject to shareholder approval by way of a special resolution to be sought at the Company’s annual and special meeting of shareholders scheduled to be held on June 14, 2013 (the “Meeting”). The final amount of the Cash Distribution per share will be determined based upon the number of issued and outstanding shares on the record date for the distribution, which is expected to be on or about June 24, 2013 (the “Record Date”). If the Cash Distribution is approved by shareholders at the Meeting, it is expected that the Cash Distribution will be paid to shareholders of record on the Record Date on or about June 25, 2013, subject to applicable stock exchange rules.

When the Board commenced its review of the most tax efficient and effective means to return capital to the Company’s shareholders, it initially authorized a return of $100 million in capital. Since then, the Company has already returned to its shareholders an aggregate of approximately $27 million, the maximum allowable under the Toronto Stock Exchange normal course issuer bid rules, pursuant to the Company’s recently concluded open market share repurchase program. If the proposed Cash Distribution is approved by shareholders, it will result in a total return of capital to QLT’s shareholders in less than 12 months of an aggregate of approximately $227 million.

“We are extremely pleased with the outcome of our persistent and resourceful efforts to return to shareholders more than twice as much capital as we had originally proposed. Your Board concluded that a special cash distribution by way of a reduction of paid-up capital represents the best risk/reward-based option to most tax-efficiently maximize shareholder value. During our ten months of service to our constituents, your Board has: sold Visudyne® for up to $132.5 million, reduced our headcount by 83%, sold our PPDS program, refocused the Company’s efforts on our orphan drug synthetic retinoid program, and is now returning approximately 50% of QLT’s market capitalization to its shareholders. Following the proposed Cash Distribution, the Company believes that it will continue to have sufficient existing cash and contingent financial resources available to it for the development of its synthetic retinoid program. In addition, we will monitor our cash resources and continue to explore opportunities to enhance shareholder value which, depending on the strategic options available to the Company and its cash needs, may include a further return of capital.

Lastly, QLT’s Board of Directors would like to express its appreciation for the patience of our shareholders, whom we believe have been very well rewarded with this better than expected, ideal outcome,” said Mr. Jason M. Aryeh, Chairman of the Board.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning the proposed cash distribution, its timing and receipt of the necessary shareholder approval; our beliefs concerning the amount of retained funds necessary to develop our synthetic retinoid program; statements concerning any further potential return of capital to shareholders; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the risks, uncertainties and other factors following: the effect that QLT’s announcements and actions will have on the market price of our securities; uncertainties regarding the proposed special cash distribution to shareholders, by way of a reduction in paid-up capital of approximately $3.95 per share, the Company’s plans to hold an annual and special meeting to seek shareholder approval by way of a special resolution on June 14, 2013 and the Company’s expectations to pay the special cash distribution to shareholders on or about June 25, 2013 if the special cash distribution is approved by shareholders; the Company’s intentions to continue to explore opportunities to enhance shareholder value, including any resulting further return of capital and the timing and amount of any such return; our development plans, timing and results of the clinical development of our synthetic retinoid program; assumptions related to continued enrollment trends, efforts and success, and the associated costs of our synthetic retinoid program; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our synthetic retinoid program; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results, which are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.